FOR IMMEDIATE RELEASE

SMITHFIELD FOODS ANNOUNCES CLOSING OF $900 MILLION SENIOR NOTES OFFERING

SMITHFIELD, Virginia (July 31, 2013)-As part of the financing for the proposed acquisition (the “Acquisition”) of Smithfield Foods, Inc. (NYSE: SFD) (the “Company”), Sun Merger Sub, Inc., a Virginia corporation (“Merger Sub”), announced today the closing of its previously announced offering of senior notes, which were issued in one series of 5.250% senior notes due 2018 in an aggregate principal amount of $500,000,000 and one series of 5.875% senior notes due 2021 in an aggregate principal amount of $400,000,000 (collectively, the “Notes”).Merger Sub is an indirect wholly-owned subsidiary of Shuanghui International Holdings Limited (“Parent”).

The proceeds of the offering were deposited into an escrow account. Upon release from escrow, the Company and Merger Sub expect that the net proceeds of the offering will be used to partially fund the Acquisition, at which time, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation as an indirect wholly-owned subsidiary of Parent, and assuming all of Merger Sub's obligations by operation of law.

The Notes were offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

More information about Shuanghui International can be found at http://www.shuanghui-international.com.

About Smithfield Foods

Smithfield Foods is a $13 billion global food company and the world's largest pork processor and hog producer. In the United States, the company is also the leader in numerous packaged meats categories with popular brands including Smithfield®, Eckrich®, Farmland®, Armour®, Cook's®, Gwaltney®, John Morrell®, Kretschmar®, Curly's®, Carando®, Margherita®, and Healthy Ones®. Smithfield Foods is committed to providing good food in a responsible way and maintains robust animal care, community involvement, employee safety, environmental, and food safety and quality programs. For more information, visit www.smithfieldfoods.com and www.smithfieldcommitments.com.

Additional Information and Forward Looking Statements

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company's filings with the SEC from the Company's website at http://investors.smithfieldfoods.com or by directing a request to: Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Attn: Investor Relations, (757) 365-3050, keiralombardo@smithfieldfoods.com.

This communication contains “forward-looking” statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning the expected timing of the completion of the proposed merger, the Company's outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The Company's forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the ability to consummate the transactions described in this press release, the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with the Company's indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, adverse weather conditions, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, the Company's ability to effectively restructure portions of the Company's operations and achieve cost savings from such restructurings and other risks and uncertainties described under “Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended April 28, 2013. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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Contacts

FOR SMITHFIELD FOODS:
Investors
Keira Lombardo
Smithfield Foods, Inc.
(757) 365-3050

Media
Andy Brimmer / Matthew Sherman / Andrew Siegel
Joele Frank, Wilkinson BrimmerKatcher
(212) 355-4449

FOR SHUANGHUI INTERNATIONAL:
Investors
Amy Feng
Abernathy MacGregor
(213) 630-6550

U.S. Media
Chuck Dohrenwend / Pat Tucker
Abernathy MacGregor
(212) 371-5999

Chinese-language Media
Johnson Duan / Shufen Tan
SPRG (China)
(86) 186-2169-0099 / (86) 138-0177-3775